Exhibit 99.6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DEVVSTREAM

The following discussion and analysis should be read in conjunction with DevvStream’s unaudited condensed consolidated interim financial statements and related notes for the three months ended October 31, 2024 and 2023 (“interim financial statements”), which have been prepared in accordance with US GAAP and are included elsewhere in this Form 8-K/A. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this Form 8-K. All figures are in US dollars unless otherwise noted. Unless the context otherwise requires, for the purposes of this section, “DevvStream,” “we,” “us,” “our,” or the “Company” refer to DevvStream Holdings Inc. and its subsidiaries.

Company Overview

DevvStream is a technology-based sustainability company that advances the development and monetization of environmental assets, with an initial focus on carbon markets.  The Company’s mission is to create alignment between sustainability and profitability, helping organizations achieve their climate initiatives while directly improving their financial health.

With a diverse approach to the International Renewable Energy Certificate (“I-REC”) and carbon market, DevvStream operates across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the Company’s reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the Company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.

Company Formation and Reverse Takeover Transaction

We were incorporated under the British Columbia Business Corporations Act on August 13, 2021. On December 17, 2021 (and as amended on March 30, 2022, May 18, 2022, August 11, 2022 and October 24, 2022), we entered into a business combination agreement (the “Transaction Agreement”) with DevvStream Inc. (“DESG”) and DevvESG Streaming Finco Ltd. (“Finco”). The transaction closed on November 4, 2022 and constituted a reverse takeover of DevvStream by DESG. We changed our name from 1319738 B.C. Ltd. to DevvStream Holdings Inc. upon the completion of the transaction.

Pursuant to the Transaction Agreement, we acquired all of the issued and outstanding Subordinate Voting Shares (“SVS”) and Multiple Voting Shares (“MVS”) of DESG by way of a three-cornered amalgamation among DevvStream, DESG and a Delaware subsidiary of DevvStream (the “Transaction”). Former SVS holders of DESG received one of our SVS for each SVS held and former MVS holders of DESG received one of our MVS for each MVS held.

Pursuant to the Transaction Agreement, we and Finco were required to complete private placements for aggregate gross proceeds of $10,000,000 (the “DESG Financing” and “Finco Financing”, respectively). The DESG Financing consisted of a unit private placement for our units at a price of CAD$0.80 per unit. Each unit under the DESG Financing consisted of one SVS and one SVS purchase warrant exercisable at a price of CAD$1.50 per share for a period of 24 months from the closing date of the Transaction. The Finco Financing consisted of a special warrant private placement at a price of CAD$0.80 per special warrant. Each special warrant converted into one unit of Finco consisting of one common share and one common share purchase warrant. Each Finco common share purchase warrant entitles the holder to purchase, upon exercise thereof, one Finco common share at a price of CAD$1.50 per share for a period of 24 months from the closing date of the Transaction.

In connection with the closing of the Transaction, we completed a consolidation of our shares on the basis of 28.09 pre-consolidation shares for each post-consolidation share.

DESG is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying value. Our operations are considered to be a continuance of the business and operations of DESG from the date of its incorporation on August 27, 2021. Our results of operations are those of DESG, with our operations and Finco’s operations both being included from November 4, 2022, the closing date of the Transaction, onwards.

Recent Developments

Focus Impact Acquisition Corp. (“FIAC”) Business Combination

On September 12, 2023 (and as amended May 1, 2024, August 10, 2024, and October 29, 2024, the “Business Combination Agreement”), we entered into a Business Combination Agreement with FIAC (the ‘‘Business Combination’’ or the ‘‘De-SPAC Transaction’’). FIAC was a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. The Business Combination was structured as an amalgamation of DevvStream into a wholly owned subsidiary of FIAC, following FIAC’s redomiciling as an Alberta company. FIAC would then be renamed DevvStream Corp. and continue the business of the Company following the amalgamation. It was a condition of the transaction that the securities of the Combined Company will be listed on NASDAQ.

On November 6, 2024, we completed the business combination with FIAC, pursuant to the BCA. In connection with the completion of the business combination, FIAC changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity. DevvStream Corp’s common shares commenced trading on the NASDAQ under the new ticker symbol “DEVS” on November 7, 2024.   Refer below to ”Subsequent Events” for additional information related to the De-SPAC Transaction.

Change in Functional Currency

Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing.  The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 7,981,668 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities. Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows.

Results of Operations — Three Months Ended October 31, 2024 Comparison Against the Three Months Ended October 31, 2023

	For the Three Months Ended October 31, 2024	For the Three Months Ended October 31, 2023
Sales and marketing	271,895	196,921
Depreciation	361	460
General and administrative	57,335	212,330
Professional fees	1,409,373	2,297,182
Salaries and wages	281,022	208,354
Share-based compensation	207,236	413,192
Total operating expenses	(2,227,222)	(3,328,439)
Other income	-	-
Accretion and interest expense	(57,305)	-
Change in fair value of derivative liabilities	(1,348,350)	-
Change in the fair value of mandatory convertible debentures	70,500	-
Change in the fair value of warrant liabilities	(488,132)
Loss on settlement of accounts payable	(8,377)	-
Foreign exchange gain (loss)	2,452	(43,635)
Net loss	(4,056,434)	(3,372,074)

During the three months ended October 31, 2024, we incurred a net loss of $4,056,434 compared to net loss of $3,372,074 for the three months ended October 31, 2023. An analysis of the increase in net loss of $684,360, including the major components our results for the periods, is below.

Share-based compensation

During the three months ended October 31, 2024, we incurred share-based compensation of $207,236 compared to share-based compensation of $413,192 for the three months ended October 31, 2023. Share-based payments relating to the vesting of RSUs decreased by $53,209. Share-based payments relating to the vesting of Options decreased by $152,746.

Professional fees

During the three months ended October 31, 2024, we incurred $1,409,373 in professional fees, as compared to $2,297,182 during the three months ended October 31, 2023. The legal fees for both periods mainly related to the Business Combination.

Salaries and wages

During the three months ended October 31, 2024 and 2023, we incurred salaries and wages of $281,022 and $208,354, respectively, the majority of which were to officers of the Company.

Sales and marketing

Sales and marketing expenses for the three months ended October 31, 2024 and 2023 amounted to $271,895 and $196,921, respectively. These costs primarily related to publications, industry events and investor relations subsequent to our successful listing on the Cboe Exchange in 2023 and the NASDAQ in 2024.

General and administrative

General and administrative expenses for the three months ended October 31, 2024 and 2023 amounted to $57,335 and $212,330, respectively, and primarily comprised of insurance costs, filing fees and rent. The decrease is primarily due to a decrease in rent as compared to the previously comparable period as the Company no longer leases office space.

Foreign exchange loss

During the three months ended October 31, 2024, we recognized a foreign exchange gain of $2,452.  During the three months ended October 31, 2023, we recognized a foreign exchange loss of $43,635. The foreign exchange gain and loss result from fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.

Change in fair value of derivative liabilities and mandatory convertible debentures

During the three months ended October 31, 2024, we recognized a loss on derivative liabilities of $1,348,350 and a gain on mandatory convertible debentures of $70,500, respectively, related to the convertible debt financings completed in January 2024 and April 2024. Please refer to Note 6 of the interim financial statements.

Loss on settlement of accounts payable

On September 5, 2024, the Company issued 104,379 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.

Change in fair value of warrant liabilities

Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing.  The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. The Company’s presentation currency is and continues to be the United States dollar.

Upon the change in functional currency on August 1, 2024, 7,981,668 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities with an initial value of $454,571.

As a result of above during the three months ended October 31, 2024, we recognized a loss of $162,396 upon the exercise of 600,000 liability-classified warrants and a loss of $325,736 due to period end fair value remeasurement. The total change in fair value of warrant liability during the three months ended October 31, 2024 was $488,132 (2023 – nil). Please refer to Note 7 of the interim financial statements.

Liquidity and Capital Resources

We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to take into account changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of October 31, 2024, we had a working capital deficit of $12,177,143 (current assets of $140,374, less current liabilities of $12,317,517) and as of July 31, 2024, we had a working capital deficit of $8,362,363 (current assets of $141,905, less current liabilities of $8,504,268).

Our continuing operations are dependent upon our ability to obtain debt or equity financing until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.

Since our inception, we have incurred operating losses and have experienced negative cash flows from operations. We do not anticipate that cash on hand will be adequate to satisfy our obligations in the ordinary course of business over the next 12 months. Based on this assessment, we have material uncertainties about our business that may cast substantial doubt about our ability to continue as a going concern. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. See further discussion related to our ability to continue as a going concern within “— Critical Accounting Policies and Estimates.”

As of October 31, 2024 and July 31, 2024, we had $13,385 and $21,106 in cash, respectively. We are actively managing current cash flows until such time that we are profitable.

The chart below highlights our cash flows for the periods indicated:

	For the Three Months Ended October 31, 2024 $	For the Three Months Ended October 31, 2023 $
Net cash provided by (used in):
Operating activities	(151,101)	(692,321)
Financing activities	141,887	226,113
Effect of exchange rate changes on cash	1,493	(13,204)
(Decrease)/Increase in cash	(7,721)	(479,412)

Cash Used in Operating Activities

Our net cash used in operating activities is primarily due to cash payments for operating expenses that we incur in the day-to-day operations of the business. Net cash used in operating activities for the three months ended October 31, 2024 was $151,101 compared to $692,321 for the three months ended October 31, 2023. The loss for the three months ended October 31, 2024 of $4,056,434 was offset by $1,866,072 in changes in working capital items and $2,039,261 in non-cash items consisting mainly of loss on derivative liability. This compares to a loss of $3,372,074 for the prior period, that was offset by $2,216,101 in changes in working capital items and $463,652 in non-cash items consisting mainly of share-based compensation.

Cash Provided by Investing Activities

Net cash provided by investing activities for the three months ended October 31, 2024 and 2023 were $nil.

Cash Provided by Financing Activities

We have funded our business to date from the issuance of our common stock and convertible debentures through private placements, from proceeds from the exercises of warrants, and from loans from related parties.

Net cash provided by financing activities for the three months ended October 31, 2024 was $141,887 compared to $226,113 for the three months ended October 31, 2023. The following financing activities occurred during the three months ended October 31, 2024:

(1)	Exercise of share purchase warrants:

On October 29, 2024, the Company issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share for gross proceeds of $86,237.

(2)	Non-brokered private placement of unsecured convertible notes:

On August 19, 2024, October 18, 2024 and October 28, 2024, the Company received additional proceeds of $41,500, $6,500 and $7,650 under the amended terms of the Focus Impact Partners convertible debenture.  Refer to Note 5 of our interim financial statements.

In October 2024, the mandatory convertible debentures were converted to 146,786 shares of the Company. Refer to Note 6 of the interim financial statements.

Related party transactions and balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.

At October 31, 2024, the Company had amounts owing and accrued liabilities of $719,679 (July 31, 2024 - $478,072) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.

During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron who are related parties to the Company.  These loans were amended subsequent to October 31, 2024.

During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio.

Contractual Obligations

Prepaid Royalties Agreement with Devvio

In September 2023, we agreed to pay prepaid royalty payments to Devvio, a related party, equal to a minimum of $2,270,000, to be paid by August 1, 2025 and $1,270,000 to be paid by August 1, 2026. On July 8, 2024, we further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027.

On February 16, 2024, we entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. We agreed to pay $42,000 within 15 days of the closing of the BCA. Commencing January 1, 2025, we must pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology.

Quantitative and Qualitative Disclosures about Market Risk

Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.

Our financial instruments consist of cash, GST receivable, accounts payable and accrued liabilities, convertible debt. mandatory convertible debentures, warrant liabilities and derivative liabilities.  The carrying value of the Company’s cash, GST receivable and accounts payable and accrued liabilities approximate their fair value due to their short terms to maturity.

Our risk exposures and the impact on our financial instruments are summarized below:

Credit Risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets including cash. Our financial assets are cash and GST receivable. Our maximum exposure to credit risk, as at period end, is the carrying value of our financial assets, being $108,941 and $106,764 as of October 31, 2024 and July 31, 2024, respectively. We hold cash with major financial institutions and with a publicly traded payment processing company therefore minimizing our credit risk.

Liquidity Risk

Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.

As of October 31, 2024, we had cash of $13,385 to settle current contractual liabilities of $9,384,359 which fall due for payment within twelve months of the statement of financial position. As of July 31, 2024, we had cash of $21,106 to settle current contractual liabilities of $7,595,974 which fall due for payment within twelve months of the statement of financial position. All of our contractual obligations are current and due within one year.

Refer to “— Liquidity and Capital Resources” above.

Market Risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect our income or value of holdings or financial instruments. As of October 31, 2024 and July 31, 2024, we had cash denominated in Canadian dollars that is exposed to foreign exchange risk of $18,230 and $20,466, respectively. As of October 31, 2024 and July 31, 2024, a 10% strengthening or weakening in the US dollar against the Canadian dollar with all other variables held constant would have an unfavorable or favorable impact of approximately $1,800 and $2,800, respectively.

Inflation Risk

We do not believe that inflation had a significant impact on our results of operations for any periods presented in our interim financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Capital Management

Capital is comprised of our shareholders’ (deficiency) and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our shareholders over the long term. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor our capital, but rather we rely on our management’s expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable.

There were no changes to our approach to capital management during the period. We are not subject to externally imposed capital requirements.

Emerging Growth Company Status

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, and our interim financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of this offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

Evaluation of Disclosure of Controls and Procedures

Based on an evaluation as of October 31, 2024, our management, including the Chief Executive Officer and Chief Financial Officer, has concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective to provide reasonable assurance because of a material weakness in our internal control over financial reporting as described below. There have been no changes during the three months ended October 31, 2024.

Material Weakness

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected in a timely manner.

We did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, we did not consistently have documented evidence of review procedures and, due to resource limitations, did not always maintain segregation of duties between preparing and reviewing analyses, and reconciliations.

The above material weakness did not result in a material misstatement of our unaudited condensed consolidated financial statements or our consolidated financial statements, however, it could result in a misstatement of our account balances or disclosures that would result in a material misstatement that would not be prevented or detected.

Remediation Activities

We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the continued hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills. With the additional skilled personnel, we are taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. We will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time. Management will continue to review and make necessary changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting. The material weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded that these controls are operating effectively.

Subsequent Events

Convertible Debt

Focus Impact Partners

On November 1, 2024, the Company received additional proceeds of $12,000, from Focus Impact Partners, under the same terms as the Focus Impact Partners Convertible Debt.

On November 13, 2024, Devvstream Corp issued (i) $3,000,000 of new 5.3% convertible notes to the Focus Impact Sponsor, and (ii) $982,150 of new 5.3% convertible notes to Focus Impact Partners  (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of a $3,000,000 convertible note previously issued by Focus Impact, the Focus Impact Partners Convertible Debt (Note 6) and unpaid fees in the amount of $345,000 which were owed by Focus Impact to Focus Impact Partners. The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into DevvStream Corp. common shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the DevvStream Corp. shares, subject to a floor of $0.867 per share.

In connection with the New Convertible Notes, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.

Devvio and Environ

On November 12, 2024, the Company amended the Devvio Tranche and the Environn Tranche convertible debentures by extending the maturity date to May 30, 2025.

De-SPAC Transaction

On November 6, 2024, the Company completed a business combination with Focus Impact (referred to as the “De-SPAC” transaction). Upon the completion of the business combination, Focus Impact was renamed DevvStream Corp. In conjunction with the closing of the De-SPAC, each of the DevvStream Holdings Inc. outstanding securities was exchanged for DevvStream Corp. securities on a 1 to 0.152934 basis and each of Focus Impact’s outstanding securities were converted into DevvStream Corp. securities on a 1 to 0.9692 basis. The former shareholders of DevvStream Holding Inc. and Focus Impact received 11,768,884 and 5,159,200 shares of DevvStream Corp., respectively. As such, immediately following the share exchange, former shareholders of DevvStream Holdings Inc. held the majority of the outstanding shares of the Combined Company (DevvStream Corp.), thereby resulting in the De-SPAC transaction being accounted for as a reverse takeover (“RTO”) of Focus Impact by DevvStream Holdings Inc. In conjunction with the transaction, DevvStream Corp. also issued the following securities:

•
22,699,984 warrants to the former shareholders of Focus Impact. Each warrant was initially exercisable into 0.9692 shares of DevvStream Corp at $11.86 until November 6, 2029, may be redeemed at the option of the Company and can be exercised on a cashless basis. These warrants contain a clause such that upon a successful business combination, the exercise price will be adjusted based on a specified formula as outlined in the warrant agreement.  On December 6, 2024, DevvStream Corp. issued a notice under the warrant agreement notifying the warrant holders that the exercise price was adjusted to $1.52 per share of DevvStream Corp.;

•	199,064 warrants to the former shareholders of the DevvStream Holdings Inc. which are exercisable at CAD $1.31 until October 7, 2026;
•
586,497 options to the former shareholders of the DevvStream Holdings Inc. which have exercise prices between CAD$5.23 and CAD$7.26 and expiry dates ranging from January 17, 2028 to February 6, 2033; and

•	1,177,296 RSU’s to the former shareholders of the DevvStream Holdings Inc.

As of the issuance of this report, the Company is in the process of gathering additional information to finalize the accounting for this acquisition, including the fair value of the assets acquired and liabilities assumed. The Company expects to provide a detailed acquisition note in its financial statements for the quarter ended January 31, 2025.

Shares Issued for Settlement of Payables

During October 2024, the Company reached agreements with various vendors to settle approximately $5,900,000 of outstanding payables in exchange for shares of Devvstream Corp. as part of the closing of the business combination with Focus Impact.  Concurrent with the closing of the De-SPAC Transaction, 1,187,538 Devvstream Corp. shares were issued in relation to the settlement of accounts payable.

On December 27, 2024, DevvStream Corp. issued 412,478 common shares to certain service providers as consideration for services provided.

Shares Issued for Carbon Credit Purchases

Between October 17, 2024 and October 28, 2024, the Company entered into multiple agreements to acquire carbon credits in return for DevvStream Corp shares once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued 3,249,876 common shares in consideration for these agreements. The agreements contain a mechanism whereby if the Company’s share price drops below 80%-90% of the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall.

Acquisition of Monroe Sequestration Partners (“MSP”)

On October 28, 2024, the Company entered into an agreement to acquire a 50% stake in MSPPIP in exchange for 2,000,000 shares of DevvStream Corp., to be issued upon the completion of the De-SPAC transaction. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued the 2,000,000 common shares in consideration for 50% interest in MSP.

PIPE Financing

On October 29, 2024, Focus Impact entered into subscription agreements with various investors (“PIPE Shares”). The investors committed to purchase shares of Devvstream Corp. contingent upon the closing of the De-SPAC transaction. If the closing did not occur as expected, Focus Impact was required to return the subscription funds advanced. As part of this arrangement, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the investors in advance of the De-SPAC transaction, representing a portion of the shares subscribed.  As compensation, the Focus Impact Sponsor received replacement shares upon the closing of the De-SPAC transaction for an equal amount. The investors subscribed for a total of $2,250,000 and received 1,547,000 Sponsor Shares prior to the De-SPAC closing. On November 6, upon the closing of the De-SPAC, DevvStream Corp. issued an additional 194,808 PIPE Shares to the investors, which were the remaining shares not previously advanced, and 1,500,000 replacement shares to the Focus Impact Sponsor.

Strategic Consulting Agreement

On November 13, 2024, DevvStream Corp. entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide DevvStream Corp. with certain consulting services ( “Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) DevvStream Corp. has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) DevvStream Corp. has 2 or more consecutive quarters of positive cash flow from operations. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction.

In connection with signing of the Strategic Consulting Agreement, DevvStream Corp. issued 557,290 common shares. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.

Equity Line of Credit Purchase (“ELOC”) Agreement

On October 29, 2024, Focus Impact entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, DevvStream Corp. will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of DevvStream Corp. common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the DevvStream Corp. common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, the Focus Impact Sponsor transferred 515,889 Sponsor Shares of Focus Impact to Helena I.  As compensation, the Focus Impact Sponsor received 500,000 replacement shares of DevvStream Corp. upon closing of the De-SPAC transaction. Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, DevvStream Corp. will issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.

NASDAQ Listing

On February 12, 2025, DevvStream Corp. received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period.